Exhibit 99.1

FOR IMMEDIATE RELEASE

For Additional Information:

A. William Stein	Pamela A. Matthews
Chief Financial Officer and	Investor/Analyst Information
Chief Investment Officer	Digital Realty Trust, Inc.
Digital Realty Trust, Inc.	(415) 738-6500
(415) 738-6500

DIGITAL REALTY TRUST TO PRESENT AT THE CREDIT SUISSE

REAL ESTATE CONFERENCE 2007

San Francisco, Calif. (April 9, 2007) – Digital Realty Trust (NYSE: DLR) announced today that members of its management team will be presenting on Wednesday, April 11th at the Credit Suisse Real Estate Conference at 4:00 pm EDT. The conference is being held April 10 - 12, 2007 at the Credit Suisse office in New York, New York.

A webcast of the live presentation will be accessible from the investor relations section of Digital Realty Trust’s website at www.digitalrealtytrust.com. For those who cannot participate in the live event, an archive of the webcast will also be available approximately 24 hours after the live presentation for 90 days at www.digitalrealtytrust.com.

About Digital Realty Trust, Inc.

Digital Realty Trust owns, acquires, repositions and manages technology-related real estate. Digital Realty Trust’s 62 properties contain applications and operations critical to the day-to-day operations of technology industry tenants and corporate enterprise data center tenants. Comprising approximately 11.8 million rentable square feet, including 1.9 million square feet of space held for redevelopment, Digital Realty Trust’s portfolio is located in 25 markets throughout North America and Europe. For additional information, please visit Digital Realty Trust’s website at www.digitalrealtytrust.com.

# # #

560 MISSION STREET, SUITE 2900

SAN FRANCISCO, CA 94105

415-738-6500